UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    September 18, 2012

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)
(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On September 18, 2012, Culp, Inc. (the “Company”) held its annual meeting of shareholders.  At the meeting, the Company’s shareholders: (i) elected each of the five persons listed below under Proposal 1 to serve as a director of the Company until the 2013 annual meeting, or until their successors are elected and qualified; (ii) ratified the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2013; and (iii) voted for a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers (Say on Pay vote).  The following information sets forth the results of the voting at the annual meeting.

Proposal 1:  To elect five directors to serve until the 2013 annual meeting of shareholders, or until their successors are elected and qualified

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert G. Culp, III	9,465,501	271,408	2,420,160
Patrick B. Flavin	9,307,433	429,476	2,420,160
Kenneth R. Larson	9,635,196	101,713	2,420,160
Kenneth W. McAllister	9,634,801	102,108	2,420,160
Franklin N. Saxon	9,628,049	108,860	2,420,160

Proposal 2:  To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2013

For	12,136,825
Against	4,399
Abstain	15,845
Broker Non-Votes	0

Proposal 3:  Advisory vote on executive compensation (Say on Pay)

For	9,703,163
Against	25,839
Abstain	7,907
Broker Non-Votes	2,420,160

Item 8.01.          Other Events.

On September 19, 2012, the Company issued a news release to announce a cash dividend.  The Company reported that its board of directors had declared a cash dividend of three cents per share on its common stock, payable on October 15, 2012 to shareholders of record on October 1, 2012.

Item 9.01(d).       Exhibits.

Exhibit 99(a)       News Release dated September 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 19, 2012

Culp, Inc.

		By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99(a)	News Release dated September 19, 2012

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